UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 31, 2014, Chemical Financial Corporation (“Chemical”) and Monarch Community Bancorp, Inc. (“Monarch”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Monarch will be merged with and into Chemical, with Chemical as the surviving corporation (the “Holding Company Merger”), and Monarch Community Bank, Monarch’s wholly-owned subsidiary bank, will be consolidated with and into Chemical Bank, Chemical’s wholly-owned subsidiary bank, with Chemical Bank as the surviving bank (the “Bank Consolidation”). The Merger Agreement is described in more detail in Monarch’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2014.

Chemical has received regulatory approval of the Holding Company Merger and the Bank Consolidation from the Board of Governors of the Federal Reserve System and regulatory approval of the Bank Consolidation from the State of Michigan Department of Insurance and Financial Services. Completion of the Holding Company Merger is subject to the approval of Monarch’s shareholders and satisfaction of other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: January 2, 2015	/s/ Andrew J. Van Doren
Andrew J. Van Doren
Executive Vice President and Secretary